UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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FIRST NBC BANK HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST NBC BANK HOLDING COMPANY
210 Baronne Street
New Orleans, Louisiana 70112

NOTICE OF CHANGE IN ANNUAL MEETING
OF SHAREHOLDERS OF
FIRST NBC BANK HOLDING COMPANY

To Be Held on December 8, 2016
The 2016 annual meeting of shareholders of First NBC Bank Holding Company has been rescheduled to Thursday, December 8, 2016, at 11:00 a.m., local time, at the Renaissance New Orleans Pere Marquette Hotel, located at 817 Common Street, New Orleans, Louisiana 70112 in the 2nd floor ballroom.
In connection therewith, the Notice of Annual Meeting of Shareholders and Proxy Statement previously mailed to shareholders of record as of October 7, 2016 is amended to change the meeting date from Thursday, November 17, 2016 to Thursday, December 8, 2016. All other information included in the Notice of Annual Meeting of Shareholders and Proxy Statement (including the time and place of the meeting) remain unchanged.
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

By Order of the Board of Directors

Ashton J. Ryan, Jr.
President and Chief Executive Officer

New Orleans, Louisiana
November 17, 2016